UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2007

ARVINMERITOR, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2135 West Maple Road

Troy, Michigan

(Address of principal executive offices)

48084-7186

(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 8, 2007, ArvinMeritor, Inc. (the “Company”) completed the sale of $175,000,000 aggregate principal amount of its 4.00% convertible senior notes due 2027 (the “Notes”) in a private placement to qualified institutional buyers exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The Notes are fully and unconditionally guaranteed on a senior unsecured basis by certain of the Company’s subsidiaries. In connection with the issuance of the Notes, the Company entered into an Indenture, dated as of February 8, 2007 (the “Indenture”), with The Bank of New York Trust Company, N.A., as trustee (“the Trustee”). The Indenture provides for the issuance and authentication of the Notes; the terms of redemption, repurchase and conversion of the Notes; certain covenants of the Company; events of default and related remedies available to holders of the Notes; rights and obligations of the Trustee; and other customary provisions.

The Trustee and its affiliates have in the past, and may from time to time in the future, provide banking and other services to the Company and its subsidiaries in the ordinary course of their business. The Trustee is also trustee for other series of the Company’s outstanding notes.

In connection with the sale of the Notes, the Company entered into a Registration Rights Agreement, dated as of February 8, 2007, with the subsidiary guarantors of the Notes and the initial purchasers of the Notes named therein (the "Registration Rights Agreement"). Under the Registration Rights Agreement, the Company has agreed to file within 120 days of the date on which the Notes are first issued a shelf registration statement for resale of the Notes and the shares of Common Stock issuable upon conversion of the Notes. The Company is further obligated to use reasonable best efforts to cause the shelf registration statement to become effective under the Securities Act within 210 days after the date on which the Notes are first issued. If the Company fails to comply with certain of its obligations under the Registration Rights Agreement, it will be required to pay additional interest to holders of the Notes under specified circumstances.

Certain of the initial purchasers of the Notes are also lenders under the Company's $1.15 billion senior secured credit facilities. The initial purchasers and their affiliates have in the past provided and may from time to time in the future provide certain commercial banking, financial advisory, investment banking and other services for the Company for which they have received and will be entitled to receive separate fees. On February 2, 2007 the Company announced that it had entered into a definitive agreement to sell its Emissions Technologies business to an affiliate of One Equity Partners, II, L.P., a private equity affiliate of J.P. Morgan Securities Inc. J.P. Morgan Securities Inc. is one of the initial purchasers of the Notes. J.P. Morgan Securities Inc. is also providing debt financing to One Equity Partners in connection with its acquisition of the Company’s Emissions Technologies business.

The above descriptions of certain terms and conditions of the Indenture and the Registration Rights Agreement are qualified in their entirety by reference to the full texts of the Indenture and the Registration Rights Agreement, which are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under "Item 1.01. Entry into a Material Definitive Agreement" and "Item 3.02. Unregistered Sales of Equity Securities" of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under "Item 1.01. Entry into a Material Definitive Agreement" of this Current Report on Form 8-K is incorporated herein by reference.

The Notes were sold pursuant to a Purchase Agreement, dated February 6, 2007, among the Company, the subsidiary guarantors of the Notes and the initial purchasers named therein (the "Initial Purchasers"). The net proceeds from the offering, after deducting the Initial Purchasers’ discount and estimated offering expenses payable by the Company, were approximately $169,200,000. The Company has granted the Initial Purchasers an option, exercisable on or before March 8, 2007, to purchase up to an additional $25,000,000 aggregate initial principal amount of Notes, solely to cover over-allotments.

The Company will pay 4.00% cash interest on the Notes semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2007 and ending on February 15, 2019. The Company will not pay cash interest on the Notes after February 15, 2019. Commencing on February 15, 2019, the principal amount of the Notes will be subject to accretion at a rate that provides holders with an aggregate annual yield to maturity of 4.00% (computed on a semi-annual bond equivalent yield basis). The Notes will mature on February 15, 2027.

The Notes will be convertible in certain circumstances into cash up to the accreted principal amount of the note surrendered for conversion and, if applicable, shares of the Company’s common stock, based on an initial conversion rate, subject to adjustment, equivalent to 37.4111 shares per $1,000 initial principal amount of Notes (which represents an initial conversion price of approximately $26.73 per share), only under the following circumstances:

(1) Prior to February 15, 2025, during any calendar quarter after the calendar quarter ending March 31, 2007, if the closing sale price of the Company's common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 120% of the applicable conversion price in effect on the last trading day of the immediately preceding calendar quarter;

(2) Prior to February 15, 2025, during the five business day period after any five consecutive trading day period in which the average trading price per $1,000 initial principal amount of Notes was equal to or less than 97% of the average conversion value of the Notes during such five consecutive trading day period;

(3) Prior to February 15, 2025, if the Company has called the Notes for redemption;

(4) Prior to February 15, 2025, upon the occurrence of specified corporate transactions; or

(5) At any time on or after February 15, 2025.

Upon conversion of the Notes, the Company will deliver to a holder the conversion value in cash up to 100% of the accreted principal amount of the Notes converted, with any remaining amount to be delivered in shares, cash or any combination thereof, at the Company’s election. The conversion value will be equal to the product of (i) the conversion rate then in effect and (ii) the average of the daily volume weighted average price of the Company's common stock for ten consecutive trading days beginning on the third trading day immediately following the day the Notes are tendered for conversion. A holder will receive cash in lieu of any fractional shares of the Company’s common stock.

If Notes are surrendered for conversion in connection with certain transactions or events that occur before February 15, 2019, holders may be entitled to an increase in the conversion rate or, under certain circumstances, the Company may elect to change its conversion obligation to provide for conversion of the Notes into shares of an acquiring company’s common stock.

On or after February 15, 2019, the Company may redeem the Notes at its option, in whole or in part, at a redemption price in cash equal to 100% of the accreted principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. Further, holders may require the Company to purchase all or a portion of their Notes at a purchase price in cash equal to 100% of the accreted principal amount of the Notes to be purchased, plus accrued and unpaid interest, on each of February 15, 2019 and February 15, 2022, or upon certain fundamental changes.

The Notes are senior unsecured obligations and rank equally in right of payment with all of the Company's existing and future senior unsecured indebtedness, and junior to any of the Company's existing and future secured indebtedness. The Notes are fully and unconditionally guaranteed on a senior unsecured basis by certain subsidiaries of the Company that currently guarantee the Company's obligations under its $1.15 billion senior secured credit facilities (the "Subsidiary Guarantees"), except that one subsidiary included in the pending sale of the Company’s Emissions Technologies business will not initially be a guarantor and will become a guarantor only if the sale agreement relating to the Emissions Technologies business is terminated without the closing thereunder having occurred.

The Notes, the Subsidiary Guarantees and the shares of the Company’s common stock issuable in certain circumstances upon conversion of the Notes have not been registered under the Securities Act, or applicable state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. This filing shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any offer or sale of the securities in any state in which such offer, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

4.1    Indenture, dated as of February 8, 2007, between ArvinMeritor, Inc. and The Bank of New York Trust Company, N.A., as Trustee (including a form of Note and a form of subsidiary guaranty).

4.2	Registration Rights Agreement, dated as of February 8, 2007, among ArvinMeritor, Inc. and the subsidiary guarantors and initial purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC.

By:/s/ Vernon G. Baker, II
Vernon G. Baker, II
Senior Vice President and General Counsel

Date: February 9, 2007